Exhibit 99.1

                   WAUSAU-MOSINEE PAPER CORPORATION ACQUIRES
                       ASSETS OF LAMINATED PAPERS, INC.

            Solidifies leadership in laminated roll-wrap industry


MOSINEE, WI. . .March 5, 2003. . . Wausau-Mosinee Paper Corporation (NYSE:WMO) today announced that it has acquired the production assets and customer base of Laminated Papers, Inc., a producer of high-quality packaging materials for the paper industry. The assets will become part of Mosinee Converted Products, a division of the company's Printing & Writing Group. Terms of the transaction were not disclosed.

Based in Holyoke, Mass., Laminated Papers has produced innovative roll-wrap products since 1953 and pioneered the blending of wax laminates to replace asphalt-laminated papers, the previous industry standard. Laminated Papers' production will be transitioned to Mosinee Converted Products' facilities in Wisconsin and Mississippi, allowing for increased equipment utilization and improved cost efficiencies.

"Laminated Papers is a welcome addition to the Wausau-Mosinee family. This acquisition will further solidify our leadership in the laminated roll-wrap market and improve our cost position when volume is relocated to our existing facilities," said Thomas J. Howatt, Wausau-Mosinee's president and chief executive officer. "Over the past two years, we've improved our earnings and balance sheet significantly; as results further improve, we will look to grow the company through bolt-on acquisitions like Laminated Papers."

Wausau-Mosinee Paper Corporation produces fine printing and writing papers, technical specialty papers, and "away-from-home" towel and tissue products.

Laminated Papers, Inc. is widely recognized as a producer of high-quality packaging materials to the paper industry. Primary customers include publication papers, fine papers and newsprint producers.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The matters discussed in this news release concerning the Company's future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described in Item 1 of the Company's Form 10-K/A for the year ended December 31, 2001. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.